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                                                                  EXHIBIT 4.3




                          MEDICAL MARKETING GROUP, INC.
                        1991 CLASS B STOCK OPTION PLAN



     1.   Definitions.  The terms below shall be defined as

indicated.

          1.1   Board means the Board of Directors of the Company,

as constituted at any time.

          1.2   Code means the Internal Revenue Code of 1986, as

amended from time to time.

          1.3   Committee means the Committee of the Board

described in Section 3.1.

          1.4   Common Stock means the Company's Common Stock, par

value $.01.

          1.5  Company means Medical Marketing Group, Inc., a

Delaware corporation, and any successor corporation which adopts the Plan.

          1.6   Disinterested Director means a member of the Board

who is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, as such Rule is currently in effect or as such Rule is amended from time to time.

          1.7   Employee means a person (including an Employee who

is also an officer or a director of the Company) employed by the

Parent, the Company or a Subsidiary on a full time basis, who is compensated by a regular salary.

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          1.8   Exchange Act means the Securities Exchange Act of

1934, as amended from time to time.

          1.9   Fair Market Value means, on a specified date, the

last sales price of a Share traded on the over-the-counter

market, as reported on the National Association of Securities

Dealers Automated Quotation System or the closing price for a

Share on the stock exchange, if any, on which Shares are

primarily traded; provided, however, that if no Shares were

traded on such date, then on the last previous date on which a

Share was so traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date,

using any reasonable method of valuation.

          1.10  Incentive Stock Option means an Option which is

intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          1.11  Key Contractor means an individual (other than an

Employee) who is an officer or director of the Parent, the

Company or a Subsidiary or a consultant, agent, or other person engaged by the Parent, the Company or a Subsidiary to render services to, or on behalf of, the Parent, the Company or such

Subsidiary.

          1.12  Nonqualified Stock Option means any Option which

is not an Incentive Stock Option.

          1.13  Option means an option granted by the Company

pursuant to the Plan to purchase Shares.

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          1.14  Option Agreement means a written agreement, as

described in Section 7 hereof, between the Company and an

Optionee evidencing an Option.

          1.15  Option Period means the period from the date of

the granting of an Option to the date on which that Option can no longer be exercised, as determined by the Committee pursuant to

Section 7.4 hereof.

          1.16  Option Price means the price to be paid for the

Shares purchased pursuant to an Option.

          1.17  Optionee means any person who is granted an

Option under the Plan.

          1.18  Parent means a parent of the Company as defined

under Section 424 of the Code.

          1.19  Plan means the Company's 1991 Class B Stock

Option Plan, as embodied herein and as amended from time to time.

          1.20  Shares means shares of Common Stock.

          1.21  Subsidiary means a subsidiary of the Company as

defined under Section 424 of the Code.

     2.  Purpose.  The Plan is intended to encourage ownership of

Common Stock by certain Employees and Key Contractors in order to increase their interest in the Company's success and to encourage them to remain in the employ of the Parent, the Company and its

Subsidiaries.

     3.  Administration

          3.1   Board or Committee.  The Plan shall be

administered by the Board or, if the Board so elects, by a

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Committee of at least three members of the Board to be appointed

by the Board, all of whom shall be Disinterested Directors.   If

the Board administers the Plan, it may do so only so long as a majority of directors, and a majority of directors acting on any matter, are Disinterested Directors.  Notwithstanding the

foregoing, the Plan may be administered, with respect to

participation in the Plan by officers who are not directors of the Company, (i) by the Board or a Committee of at least three members of the Board, none of whom are required to be

Disinterested Directors, or (ii) by, or in accordance with the recommendations of, a committee of at least three persons having full authority to act in the matter, all of the members of which

Committee are "disinterested persons" within the meaning of Rule

16b-3 under the Exchange Act.  Notwithstanding the foregoing,

from and after May 1, 1991, the Plan shall be administered by (i)

the Board, if each director is a Disinterested Director, or (ii)

a Committee consisting of two or more directors, each of whom is a Disinterested Director.  In the event that the Board does not elect to appoint a Committee then, for purposes of administering the Plan, the term "Board" shall be substituted for the term

"Committee" whenever it appears in the Plan.

          3.2   Interpretation and Construction.  The Committee

shall have the authority to interpret and construe the provisions of the Plan or of any Option Agreement and such interpretation or construction shall be final and conclusive unless otherwise

determined by the Board, and in any such event the determination

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

by the Board shall be final and conclusive.  The Committee may establish such rules and regulations concerning the Plan and any

Option Agreement as the Committee may determine to be necessary or advisable for the administration of the Plan, including,

without limiting the foregoing, rules and regulations concerning non-competition provisions to be abided by any Optionee.

          3.3   Determination of Option Terms.  Notwithstanding

the provisions of Section 7.5, subject to the provisions of

Section 12, the Committee shall have authority, subject to the terms of the Plan, to determine the vesting and exercise schedule with respect to the Options, the persons to whom Options shall be granted, the number of Shares to be covered by each Option, the time or times at which Options shall be granted, and the terms and provisions of the Options, and to make all other

determinations necessary or advisable for the administration of the Plan; provided, however, that in no event shall the vesting schedule permit the aggregate percentage of any Option that is exercisable at any time to average more than 20% per year for the first five years for which the Option has been outstanding.

Subject to the consent of any Optionee affected, the Committee shall have the right to cancel any outstanding Options and to issue new Options on much terms and upon such conditions as the

Committee may determine.

     4.  Eligible Persons.  The Committee may grant Options to

any Employee or Key Contractor other than those members of the

Board designated by the Board to be ineligible; provided,

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however, that an Incentive Stock Option shall not be granted to any individual who is not an Employee as of the date of grant,

and, provided further, that no Incentive Stock Option shall be granted to an individual who, at the time such Option is granted,

owns (within the meaning of Section 422 of the Code) stock

possessing more than 10% of the total combined voting power of all classes of stock of the Parent, the Company or any

Subsidiary, unless, at the time the Incentive Stock Option is granted, the Option Price is at least 110% of the Fair Market

Value of a Share and the Incentive Stock Option, by its terms, is not exercisable after the expiration of five years from the date such Option is granted; and further provided, however, that no member of the Committee shall be eligible to receive any Options granted under the Plan during the time that such person is a member of the Committee.

     5.  Grant of Options.

          5.1   Procedure.  Subject to the provisions of

Section 8.1 hereof, the Committee may grant Options, which may be either Incentive Stock Options or Nonqualified Stock Options (as

determined by the Committee, in its sole discretion) provided that the person to whom the Option is granted subsequently

becomes a party to an Option Agreement.  An Option granted

pursuant to the Plan shall be presumed to be a Nonqualified Stock

Option, unless the Committee specifies otherwise at the time the

Option is granted.

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          5.2   Additional Grants.  Nothing contained in the Plan

shall be construed to preclude either the granting of an Option to an Optionee to whom one or more Options have already been granted or the simultaneous granting of more than one Option to the same Optionee.

          5.3   Subject to Exchange Rules.  Any and all grants of

Options shall be subject to all applicable rules and regulations of any stock exchange on which the Company's Common Stock may then be listed.

      6.  Effective and Expiration Dates of Plan.  This Plan shall be effective on March 15, 1991.  No Option shall be granted under the Plan after March 14, 2001.

      7.  Option Agreements.  Option Agreements shall be in such form as the Committee, in its sole discretion, shall approve or determine; provided, however, that all Option Agreements shall comply with and be subject to the following terms and conditions:

          7.1   Manner, Time, and Medium of Payment.  An Option

shall be exercised in the manner set forth in the Option

Agreement relating thereto and payment in full of the Option

Price for all Shares shall be made at the time of exercise.

Payment shall be in United States dollars in the form of cash,

certified check, bank draft, or if the Committee has so

determined, by delivery to the Company Shares which the Optionee has owned for at least six months, or by withholding Shares with respect to which the Optionee has exercised such Option having a

Fair Market Value on the date of exercise equal to the sum of the

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Option Price for the withheld Shares and the remaining Shares with respect to which the Optionee has exercised such Option, or any combination of such methods of payment.  Shares shall be valued at their Fair Market Value on the date of exercise.

          7.2   Number of Shares.  Subject to Section 9 hereof,

the Option Agreement shall state the number of Shares to which it pertains.

          7.3   Option Price.  The Option Price shall be

determined by the Committee, in its sole discretion; provided,

however, that in the case of a Nonqualified Stock Option, the

Option Price shall not be less than 85% of the Fair Market Value of a Share as of the date the Option is granted, and, subject to the provisions of Section 4 hereof, in the case of an Incentive

Stock Option, shall not be less than 100% of the Fair Market

Value of a Share as of the date the Option is granted.

          7.4   Option Period.  Each Option granted under the Plan

shall expire no later than ten years (or five years as provided in Section 4 hereof) from the date the Option is granted.  Option

Agreements shall contain provisions for the earlier expiration of the Options in the event of the Optionee's termination of

employment as provided by Section 7.8 hereof.

          7.5   Date of Vesting; Exercise.  Subject to the terms

and conditions of the Plan and the provisions of Section 3.2,

each Option shall vest with respect to the Shares from and after each anniversary of the date on which such Option was granted

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(each, an "Anniversary") in the respective percentages in

accordance with the following schedule:


          Anniversary of Grant      Percentage
          --------------------      ----------
           First Anniversary          15%

           Second Anniversary         17.5%

           Third Anniversary          20%

           Fourth Anniversary         22.5%

           Fifth Anniversary          25%



The foregoing vesting is on a cumulative basis.  Notwithstanding the foregoing sentence, the Committee in its discretion may

determine at the time of grant of any Option that such Option shall not become exercisable before a specified time but at such specified time shall become exercisable as to all Shares as to which the Option has previously vested.  In no event will any

Option become exercisable under the Plan unless the Shares become

Publicly Traded.  For purposes of the Plan, "Publicly Traded"

means that shares of Common Stock are registered under Section

12(b) or Section 12(g) of the Exchange Act or issued in a

transaction which causes the Company to become subject to Section

15(d) of the Exchange Act.  Notwithstanding the foregoing, in the event of a "Change in Control" the Committee may, in its sole discretion, determine that any Option granted under the Plan shall become exercisable in full or in part, whether or not it is then exercisable.  For purposes of the Plan, a "Change in

Control" shall be deemed to have occurred:

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  (i)  when any "person", as defined in Section 3(a)(9) of the

      Exchange Act and as used in Sections 13(d) and 14(d)

      thereof, including a "group" as defined in Section

      13(d) of the Exchange Act (but excluding the Parent,

      Medco Containment Services, Inc. ("Medco") and the

      Company (and any successor to the Parent, Medco or the

      Company which became a successor to the Parent, Medco

      or the Company in a transaction which did not result in

      a Change in Control), any Subsidiary or subsidiary of

      the Parent or Medco and any employee benefit plan

      sponsored or maintained by the Parent or Medco or their

      subsidiaries or the Company or any Subsidiary,

      including any trustee of such plan acting as trustee)

      directly or indirectly becomes the "beneficial owner"

      (as defined in Rule 13d-3 under the Exchange Act, as

      amended from time to time) of, or makes an offer to

      purchase, securities of the Parent, Medco or the

      Company representing 50 percent or more of the combined

      voting power of its then outstanding securities with

      respect to the election of directors;

(ii)  when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the

      beginning of such period, constitute the Board of

      Directors of the Parent or Medco or the Board, as the

      case may be (the "Incumbent Directors"), cease for any

      reason other than death to constitute at least a

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      majority thereof; provided, however, that a director

      who was not a director at the beginning of such 24-

      month period shall be deemed to have satisfied such 24-

      month requirement (and be an Incumbent Director) if

      such director was elected by, or on the recommendation

      of or with the approval of, at least two-thirds of the

      directors of the Parent, Medco or the Company, as the

      case may be, who then qualified as Incumbent Directors

      either actually (because they were directors at the

      beginning of such 24-month period) or by prior

      operation of this Section 7.5(ii);

(iii) when the shareholders of the Parent, Medco or the

      Company, as the case may be, approve a merger or

      consolidation of the Parent, Medco or the Company

      without the consent or approval of a majority of its

      Incumbent Directors;

(iv)  when there is a sale or disposition of all or substan-

      tially all of the Parent's, Medco's or the Company's

      assets; or

(v)   when the Company, the Parent or Medco adopts a plan of

      liquidation.

Notwithstanding the foregoing, no Option shall become exercisable in full or in part because of a Change in Control of Medco

unless, immediately preceding such Change in Control, Medco was in "control" of the Company within the meaning of the Exchange

Act.  The Committee may also determine that an Option shall

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

become exercisable in full or in part, whether or not it is then exercisable, upon such circumstances or events as the Committee determines, in its sole discretion, merits special consideration.

          7.6   Reorganization.  In case the Company is merged or

consolidated with another corporation, or in case of a

reorganization, separation, or liquidation of the Company, the

Board or the board of directors of any corporation assuming the obligations of the Company hereunder shall either (i) make

appropriate provisions for the protection of any outstanding

Options by the substitution on an equitable basis of appropriate securities of the Company, or appropriate securities of the

merged, consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the Option Price, or both, or

(ii) give written notice to the Optionees that their Options must be exercised, to the extent then exercisable after giving due effect to Section 7.5 hereof, within 60 days of the date of such notice or the Options will terminate.

          7.7   Assignability.  No Option shall be assignable or

transferable except by will or by the laws of descent and

distribution and no Option may be exercised other than by an

Optionee or, after the death of an Optionee, by that Optionee's personal representative, heirs or legatees.

          7.8   Continuation with Company.

                7.8.1  No Option shall be exercisable by an

Optionee later than the expiration of the Option Period or 30 days (or such longer period determined by the Committee in its

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sole discretion) after termination of such Optionee's service as an employee or a Key Contractor, unless such termination of

service occurs by reason of the Optionee's retirement with the consent of the Parent, the Company or the Subsidiary, as the case may be, or his death.  If the Optionee's services are terminated because of his retirement with such consent or death (or if the

Optionee dies within 30 days of such termination or 90 days of such retirement), the Optionee (or the representative of the estate or the heirs or legatees of a deceased Optionee) shall have the right to exercise the unexercised portion of the Option which the Optionee could have exercised as of the date of his retirement or death provided that notice of such exercise is given pursuant to Section 7.1 hereof before the expiration of the

Option Period and within 90 days of the Optionee's retirement or one year of the Optionee's death, as the case may be.  If the

Optionee's services with the Parent, the Company or the

Subsidiary are terminated because of the Optionee's violation of his duties to the Parent, the Company or the Subsidiary as he may

from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which

determination shall be conclusive), all of the Optionee's Options shall terminate immediately as of the time of termination of the

Optionee's services and the Optionee shall have no right after such termination to exercise any Option he might have exercised prior to his termination of service.  Nothing contained in this

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

Section 7.8.1 shall cause an Option to vest other than in

accordance with the provisions of Section 7.1 hereof.

                7.8.2  Nothing in the Plan or in any Option

granted under it shall confer (or be deemed to confer) upon an

Optionee any right to continue in the employ or continue to be retained by the Parent, the Company or any Subsidiary or

interfere in any way with the right of the Parent, the Company or any Subsidiary to terminate his employment or retention at any time.

          7.9   Rights as a Stockholder.  An Optionee shall have

no rights as a shareholder with respect to such Shares covered by any Option until the date the Company has issued and delivered such Shares to the Optionee, and the Optionee's name shall have been entered as the shareholder of record on the books of the

Company and then only as to such Shares as are actually issued and delivered to the Optionee.

          7.10  Securities Laws.  The Company may require each

Optionee to represent to the Company, in writing, when an Option is exercised, that such Optionee is exercising such Option for his own account for investment only and not with a view to

distribution and that the Optionee will not make any sale,

transfer, or other disposition of any Shares so purchased except

(i) pursuant to a registration statement filed under the

Securities Act of 1933, as amended, which the Securities and

Exchange Commission has declared effective, (ii) pursuant to an opinion of counsel satisfactory in form and substance to the

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

Company that said sale, transfer, or other disposition may be made without registration, or (iii) pursuant to a "no action"

letter issued to the Optionee by the Securities and Exchange

Commission.  The Company may require each certificate

representing Shares purchased upon the exercise of an Option to bear a legend stating that the Shares evidenced thereby may not be sold or transferred except in compliance with the Securities

Act of 1933, as amended, and the provisions of the Plan.  No

Option may be granted or exercised at a time when such Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

          7.11  Other Provisions.  Option Agreements shall

contain such other terms and conditions not inconsistent with the

Plan as the Committee shall deem advisable or as shall be

required by Section 422 of the Code.

      8.  Shares Available for Option.

          8.1   Maximum.  Subject to Sections 7.6 and 9 hereof,

no more than 1,000,000 Shares shall be subject to purchase

pursuant to Options granted under the Plan.  At all times during the term of the Plan, the Company shall have reserved said number of Shares less an amount equal to the number of Shares which have been issued pursuant to the exercise of Options.  At all times after termination of the Plan, the Company shall have reserved for issuance a number of Shares equal to the aggregate number of

Shares subject to outstanding Options.



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

          8.2   Expiration or Termination.  If any outstanding

Option under the Plan expires for any reason or is terminated prior to the expiration date of the Plan as set forth in

Section 6 hereof, the Shares allocable to any unexercised portion of such Option may again be subject to Options under the Plan.

          8.3   $100,000 Limitation.  Notwithstanding any other

provision of this Plan to the contrary, the aggregate Fair Market

Value (determined as of the time of grant) of the sum of (a) the

Shares for which any Optionee is granted Incentive Stock Options and (b) the securities of the Company or the Parent or any

Subsidiary for which such Optionee is be granted other incentive stock options (within the meaning of Section 422 of the Code),

which are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000.

      9.  Recapitalization or Change in Par Value of Common Stock.

The aggregate number of Shares purchasable under Options pursuant to the Plan and the number of Shares and the Option Price for

Shares covered by each outstanding Option shall all be

proportionately adjusted, as deemed appropriate by the Committee,

if the Shares are split-up, converted, exchanged, reclassified,

or in any way substituted for.  The Committee shall also provide for appropriate adjustments of the numbers of Shares purchasable under the Plan and of outstanding Options in the event of stock dividends or distributions of assets or securities of other

companies owned by the Company to stockholders relating to Common

Stock for which the record date is prior to the date the Shares

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

purchased by exercise of an Option are issued, except that no such adjustment shall be made for cash dividends or stock

dividends of 10% or less (in the aggregate).  Any such adjustment to an outstanding Option may include an adjustment of the Option

Price or the number of Shares for which an Option may be

exercised, or may provide for an escrow of assets or securities so distributed to be available upon future exercise, or any

combination thereof, as the Committee deems appropriate.  In the event of a change in the Company's presently authorized Common

Stock which is limited to a change of all of its presently

authorized Shares with par value into the same number of shares without par value, or any change of the then authorized Shares with par value into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be Shares as defined in Section 1.20 hereof, and no change in the number of Shares covered by each Option or in the

Option Price shall take place.

      10.  Indemnification and Reliance.

          10.1  Indemnification.  Each  person who is or shall

have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be

involved by reason of any action taken or failure to act under

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

the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written

approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding to the fullest extent

permitted by the Delaware General Corporation Law, subject,

however, to the condition that upon the institution of any such claim, action, suit, or proceeding, such person shall in writing give the Company an opportunity to intervene at its own expense on his behalf.  The foregoing right of indemnification shall not be exclusive of any other right to which such person may be

entitled as a matter of law or otherwise, or any power that the

Company may have to indemnify such person or hold him harmless.

          10.2  Reliance.  Each member of the Board or of the

Committee and each officer and employee of the Company in

performing duties under the Plan shall be entitled to rely upon information and reports furnished in connection with the

administration of this Plan by any duly authorized officer or agent of the Company.

      11. Income Tax Withholding.  If the Parent, the Company or

a Subsidiary shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in

respect of the payment of cash or the issuance of Shares pursuant to the exercise of an Option, the Parent, the Company or such

Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Optionee.  The Committee or the Board may establish such rules and procedures as they deem

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

necessary or advisable in connection with the withholding of taxes relating to the exercise of any Option.

      12. Amendment or Termination of Plan.  The Plan may be

terminated and may be modified or amended by the Committee or the

Board at any time and from time to time; provided, however, that

(i) no modification or amendment either increasing the aggregate number of Shares which may be issued under Options, materially increasing benefits accruing to Optionees, or materially

modifying requirements as to eligibility to receive Options

hereunder shall be effective without shareholder approval within one year of the date such amendment is adopted, and (ii) no such termination, modification, or amendment of the Plan shall alter or affect the terms of any then outstanding Options previously granted hereunder without the consent of the Optionee.

      13. Monetary Set-Off.  If at any time an Optionee is

indebted to the Company, the Company may in the discretion of the

Committee (a) withhold from the Optionee (i) following the

exercise by an Optionee of an Option, Shares issuable to the

Optionee having a Fair Market Value on the date of exercise up to the amount of indebtedness to the Company or (ii) following the sale by an Optionee of Shares received pursuant to the exercise of an Option, amounts due to an Optionee in connection with the sale of such Shares up to the amount of indebtedness to the

Company, or (b) take any substantially similar action.

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      14. Captions.  Other than the definitions in Section 1

hereof, the captions are not part of this Plan and shall not be taken into account for purposes of interpreting the Plan.

      15. Severability.  Should any part, term or condition

hereof be declared illegal, unenforceable or not in compliance with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the portions or provisions declared illegal, unenforceable or not in compliance with such law shall be and hereby are redrafted to conform and be in compliance with applicable law, while leaving the remaining portions of this Agreement intact.